SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – January 30, 2004

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (513) 425-5000

Item 9.	Regulation FD Disclosure.

AK Steel Holding Corporation is hereby furnishing the following information under Regulation FD:

AK STEEL OFFERS ADDITIONAL GUIDANCE

To supplement the forward-looking information given during the company’s January 30, 2004 conference call, AK Steel is providing the following additional guidance regarding 2004. Shipments for 2004 are expected to approximate 6 million tons. Capital expenditures for 2004 are expected to be approximately $125 million with estimated annual depreciation expense of $214 million. Total pension and other postretirement benefit expenses for 2004 are expected to approximate $266 million, an increase over 2003 of approximately $28 million. We anticipate that an estimated $151 million of the projected 2004 amount will be paid in cash, which represents an increase of approximately $12 million over 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn

David C. Horn Secretary

Dated: January 30, 2004